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                                                                   Exhibit 99(a)


                           First Albany Companies Inc.

                        Restricted Stock Inducement Plan

                                    * * * * *


     1. Purpose. In connection with the Stock Purchase Agreement, dated as of February 18, 2004, (the "Agreement") entered into by and among FIRST ALBANY COMPANIES INC., a New York Corporation (the "Company") and the shareholders listed on the signature pages of such Agreement pursuant to which the Company will acquire 100% of the outstanding stock of Descap Securities, Inc. ("Descap"), the Company will award restricted stock to certain employees of Descap. The purpose of First Albany Companies Inc. Restricted Stock Inducement Plan (the "Plan") is to retain and motivate employees of Descap in connection with the acquisition of Descap by the Company and to align the interests of those individuals and the Company's stockholders. The Company intends the Plan to be exempt from the Nasdaq shareholder approval requirements for equity compensation plans by virtue of being a plan providing issuances of restricted stock to individuals not previously employed with the Company or any of its affiliates (or following a bonafide period of non-employment) as an inducement material to such individual's entering into employment with the Company or an affiliate thereof in connection with the acquisition of Descap by the Company.

     2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1  "Award" shall mean an award or grant made to a Participant under
Section 6 of the Plan.

          2.2 "Award Agreement" shall mean the agreement executed by a Participant pursuant to Sections 3.2 and 9.4 of the Plan in connection with the granting of an Award.

          2.3 "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

          2.4 "Code" shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.5 "Committee" shall mean the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

          2.6 "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

          2.7 "Company" shall mean First Albany Companies Inc., a New York corporation, or any successor corporation to First Albany Companies Inc.

          2.8 "Descap" shall mean Descap Securities, Inc., a New York corporation.

          2.9 "Participant" shall mean any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

          2.10 "Plan" shall mean the FIRST ALBANY COMPANIES INC. Restricted Stock Inducement Plan For Descap Employees, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

          2.11 "Restricted Shares" shall mean the restricted shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.
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     3.  Administration.

          3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company. No member of the Committee shall be eligible to receive awards under the Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

          3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

          3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

     4. Term of Plan/Common Stock Subject to Plan.

          4.1 Term. The Plan shall terminate on April 27, 2014, the tenth anniversary of the Board's approval of the Plan. After such date no further Awards shall be granted under the Plan.

          4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 7.2 of the Plan, shall not exceed 272,000 shares of Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. If any Awards are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, surrender, cancellation, termination or settlement of such Awards. No fractional shares of Common Stock shall be issued under the Plan.
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     5.  Eligibility. Individuals eligible for Awards under the Plan shall be determined by the Board in its sole discretion and shall be limited to the employees of Descap.


     6.  Restricted Shares.

          6.1 Terms and Conditions. Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement or other applicable agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. Each issuance of Restricted Shares to a Participant shall be approved by the Company's independent compensation committee or a majority of the Company's independent directors (as such terms are defined by the NASD). With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, and shall bear, among other required legends, the following legend:

         "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE FIRST ALBANY COMPANIES INC. RESTRICTED STOCK INDUCEMENT PLAN FOR DESCAP EMPLOYEES AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND FIRST ALBANY COMPANIES INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF FIRST ALBANY COMPANIES INC. 30 S. PEARL STREET ALBANY, NY 12207. FIRST ALBANY COMPANIES INC. WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. FIRST ALBANY COMPANIES INC. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

Such stock certificates evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

         6.2 Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time.

         6.3 Restriction Period. In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may
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establish in the relevant Award Agreement or other applicable agreement (the
"Restriction Period"). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. With respect to any Restricted Share, upon satisfaction of the vesting schedule applicable to such Restricted Share and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive such Restricted Shares as provided in Section 6.4 of the Plan.

         6.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

         6.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement or in any other applicable agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued. Any dividends (other than stock dividends) paid in respect of unvested Restricted Shares shall be handled in such manner as the Committee, in its sole discretion, shall determine either in an Award Agreement or otherwise.

     7.  Changes in Capitalization and Other Matters.

         7.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any affiliate's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any affiliate's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any affiliate, (e) any sale or transfer of all or any part of the Company's or any affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any affiliate. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Company or any affiliate, or any employees, officers, stockholders or agents of the Company or any affiliate, as a result of any such action.

         7.2 Changes in Capital Structure. Awards granted under the Plan and any agreements evidencing such Awards and the maximum number of shares of Common Stock subject to all Awards stated in Section 4.2 shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
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     8.  Amendment, Suspension and Termination.

         8.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any affiliate. No such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant.

         8.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the terms and provisions of any outstanding Award in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Award. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Award without the consent of such Participant.

     9.  Miscellaneous.

         9.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, or the delivery, transfer or vesting of Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

         9.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee, director or consultant of the Company or any affiliate any right to continued employment, Board membership or consulting relationship with the Company or any affiliate, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any affiliate to terminate the employment, directorship or consulting relationship of any employee, director or consultant at any time for any reason, even if such termination adversely affects such Participant's Awards.

         9.3 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any affiliate or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

         9.4 Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement and any other agreement required by the Board with the Company in such forms as specified by the Board. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.
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         9.5  Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

         9.6 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any affiliate granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such affiliate. If a Participant transfers within the Company, or to or from any affiliate, such Participant shall not be deemed to have terminated employment as a result of such transfers.

         9.7 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

         9.8 Effective Date. The Plan shall be effective as of the date of its approval by the Board.

         IN WITNESS WHEREOF, this Plan is adopted by the Company on this April, 27, 2004.


                                     FIRST ALBANY COMPANIES INC.



                                     By: /s/ Stephen P. Wink
                                        --------------------------------
                                        Name:  Stephen P. Wink
                                        Title: Secretary